UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 24, 2004, Universal Health Services, Inc., a Delaware corporation (the “Company) terminated an interest rate swap whereby the Company paid a fixed rate and received a floating rate on a notional amount of $125,000,000. The swap was scheduled to expire on August 15, 2005. The Company will pay $3,846,000 to terminate the swap early. The Company also terminated two interest rate swaps whereby the Company paid floating rate and received fixed rate on a total notional amount of $60,000,000. These two swaps were originally scheduled to expire on May 12, 2011. The Company will receive $4,268,000 as a result of these early terminations.

The counter-parties to these interest rate swaps were JPMorgan Chase Bank, N.A. and Bank of America, N.A. The Company maintains ordinary banking and investment banking relationships with the both of these banks.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Alan B. Miller
Name:	Alan B. Miller
Title:	President and Chief Executive
Officer

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief
Financial Officer

Date: November 29, 2004